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                              MANAGEMENT AGREEMENT
                                     between
                             CompleTel Europe N.V.,
                                  CompleTel LLC
                                       and
                           ING Trust (Nederland) B.V.






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                                       1

                              MANAGEMENT AGREEMENT


This Agreement (hereinafter referred to as the "Agreement") made between and entered into by:

1. ING TRUST (NEDERLAND) B.V., a private company with limited liability, duly organized and existing under the laws of the Netherlands with registered office at Prinses Irenestraat 61, 1077 WV Amsterdam, the Netherlands (hereinafter referred to as "the Manager")

        and


2. COMPLETEL EUROPE N.V. a public company, incorporated under the laws of the Netherlands with registered office at Prinses Irenestraat 61, 1077 WV Amsterdam, the Netherlands (hereinafter referred to as "the Corporation"),

        and

3. COMPLETEL LLC, a limited liability company duly organized and existing under the laws of Delaware, with registered office at 430 South Syracuse Street, Suite 355, Denver, Colorado 80111 (hereinafter referred to as "the Shareholder"),



WITNESSETH:



WHEREAS the Corporation has requested the Manager to provide services to the Corporation which may include the formation of the Corporation and to act as managing director of the Corporation in order to manage and control its conduct of business and to provide such facilities to the Corporation as may be appropriate or deemed useful for the principal operating and general business of the Corporation in the Netherlands;

WHEREAS the Manager is willing to act as managing director of the Corporation, and to provide such facilities to the Corporation as may be appropriate or deemed useful for the principal operating and general business of the Corporation in the Netherlands, subject to and in accordance with the terms and provisions set forth hereinafter.


Now, THEREFORE, in consideration of the premises and the mutual covenants contained herein it is agreed by and between the parties hereto as follows:



ARTICLE I     APPOINTMENT

The Manager will act as managing director of the Corporation as of date or date of incorporation and will manage the business of the Corporation on the terms and conditions set forth in the Agreement for an unlimited period.


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ARTICLE II    DUTIES

1. The Manager will render domicile and manage and control the conduct of the business of the Corporation in accordance with the laws of the Netherlands, its articles of association, the resolutions of its shareholders' and executive board, provided that, in doing so, the Manager is not forced to act in an illegal manner or contrary to the spirit of law and jurisprudence, and as usual in the types of business in which the Manager and the Corporation are engaged respectively.

2. The Manager will take all steps necessary to incorporate the Corporation for the Shareholder and to maintain the due existence and good standing of the Corporation under the laws of the Netherlands and the articles of association.

3. The Manager will provide such facilities to the Corporation as may be appropriate or deemed useful.

4. In the execution of its duties the Manager shall take due care of the interests of the Corporation to the best of its ability.

5. The Manager may subcontract one or more of its duties to third parties, for which the Manager will remain responsible.


ARTICLE III   LIABILITY

The Manager shall not be liable towards the Corporation and/or the Shareholder for any action duly or lawfully taken or omitted to be taken by it hereunder or in connection herewith, except for gross negligence or wilful misconduct of the Manager or his employees.


ARTICLE IV    INDEMNITY

The Corporation and/or the Shareholder shall safeguard the Manager and/or his employees and hold free and harmless against any claim, which may be made upon the Manager, arising from or connected with the Manager's performance under the Agreement, unless in the event of gross negligence or wilful misconduct of the Manager or his employees. The Corporation and/or the Shareholder will reimburse the Manager for any costs and expenses, including lawyer's fees in connection with such a claim.




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                                       3

ARTICLE V     TERMINATION

1. Either the Manager or the Corporation or the Shareholder may terminate the Agreement, without any obligation to state any reason therefor, on three months' prior notice by way of telefax or registered letter to the mailing address of the other party, as referred to in Article IX of the Agreement (hereinafter referred to as the "Mailing Address").

2. In the event of gross negligence or wilful misconduct of the Manager or his employees the Corporation and/or the Shareholder is/are entitled to terminate the Agreement forthwith by giving notice by way of telefax or registered letter to the Mailing Address of the Manager.

3. By giving notice by telefax or registered letter to the Mailing Address of the Corporation and the Shareholder, the Manager is entitled to terminate the Agreement forthwith upon the occurrence of any of the following events:

        a. failure by the Corporation and/or the Shareholder to perform or to comply with any term or covenant contained in the Agreement;

        b. any act or omission of the Corporation and/or its Shareholder or beneficial owner(s) in respect of the Corporation, that at the sole discretion of the Manager makes it unacceptable to him continuing to manage the Corporation;

        c. transfer of any share by any Shareholder without prior approval of the transferee by the Manager, which approval shall not unreasonably be withheld;

        d.     insolvency or bankruptcy of any Shareholder or beneficial owner;

        e. appointment by the Corporation of an employee or another managing director or officer of the Corporation, who is or has become unacceptable as such to the Manager.

4. In the event of termination of the Agreement, the Corporation and/or the Shareholder shall instruct the Manager to whom the management of the Corporation will be transferred. In absence of such instructions the Manager shall inform third parties he deems useful, including but not limited to the local authorities in the Netherlands, about the termination of the Agreement and file a Mailing Address, other than Prinses Irenestraat 61, 1077 WV Amsterdam, the Netherlands for all purposes.

        The Corporation, the Shareholder and the Manager agree that upon termination of the Agreement the files of the Corporation will be transferred to the new managing director when all amounts due by the Corporation or the Shareholder to the Manager have been paid.

5. In the event that the Corporation is in liquidation and the Manager has been appointed as an agent in the Netherlands for the Liquidator, the conditions of the Agreement will remain in force.



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                                       4


ARTICLE VI   FEES AND EXPENSES

1. In consideration of the services to be rendered the Corporation will pay to the Manager:

        a. a management fee including domiciliation of NLG 5,000 + VAT per calendar year and

        b. a fee varying from NLG 75 to NLG 250 + VAT per man hour for management services and for the hours spent during the

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                                       5

        incorporation of the Corporation at the request of the Shareholder.

2. In consideration of the administration and bookkeeping services the Corporation will pay the Manager a fee varying from NLG 75 to NLG 250 + VAT per hour or part thereof.

3. Furthermore the Manager shall charge the Corporation for out-of-pocket expenses, including but not limited to costs of telefax, telephone and postage.

4.      a.      The management fee including domiciliation due to the Manager per calendar year (Article VI-1a) will be charged to the Corporation in advance. When the Manager has only been in office for a part of a year, the fee is only due over that part of the year whereas any part of a month shall be computed as a whole month.

        b. The fee for management services (Article VI-1b) is charged for on a retainer basis for NLG 750 + VAT in advance per calendar year, which amount will be settled against hours spent to the Corporation.

5. Without prejudice to Article VI-4b, all amounts due to the Manager under this article will be paid without set off or counterclaim and free and clear of, and without deduction or withholding for or on account of, any taxes, levies, impots, duties, fees assessments or other charges of whatever nature.

6. The Manager is entitled to increase the fees at the beginning of a calendar year based upon an increase of operating expenses. The Manager will inform the Corporation by letter to the Mailing Address at least four months in advance.

7. The Corporation authorizes the Manager to debit the bank accounts of the Corporation for any and all amounts due by the Corporation to the Manager under this article. If debiting the accounts will result in a debit balance on the bank accounts of the Corporation the Manager will inform the Shareholder of the Corporation accordingly. The Shareholder herewith agrees and guarantees to supply the funds necessary to re-establish a credit balance on the Corporation's bank accounts immediately if so requested by the Manager and/or the bank.


ARTICLE VII   MISCELLANEOUS

1. If and when an external audit of the reports of the Corporation is required, such request must be directed in writing to the Manager, specifying the name and address of the audit firm to be approached by the Manager. Auditing costs are charged directly to the Corporation.

2. As soon as the annual report has been made, the Manager is authorized to reserve the corporate income tax, due by the Corporation, on a separate account in Netherlands' currency.

3. The Corporation herewith authorizes the Manager to debit the bank accounts of the Corporation in order to settle payment of tax assessments at the time such taxes are due. If debiting the accounts will result in a debit balance on the bank accounts of the Corporation the Manager will inform the Shareholder accordingly. The Shareholder herewith agrees and guarantees to supply the funds necessary to re-establish a credit balance on the Corporation's bank accounts immediately if so requested by the Manager and/or the bank.

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                                       6

ARTICLE VIII  NON-EXCLUSIVENESS

The Agreement will not preclude the Manager from acting as a managing director of other corporations.


ARTICLE IX    MAILING ADDRESS

Until prior written notice of any change thereof the Mailing Addresses are as follows:


for the Manager  :
ING Trust (Nederland) B.V.
Prinses Irenestraat 61, 1077 WV Amsterdam
P.O. Box 2838, 1000 CV AMSTERDAM
the Netherlands

  telephone: +31 20 5405800
  telefax:   +31 20 6447011


for the Corporation      :

 CompleTel Europe N.V.
 Prinses Irenestraat 61, 1077 WV Amsterdam
 P.O. Box 2838, 1000 CV AMSTERDAM
 the Netherlands

  telephone: +31 20 5405800
  telefax:   +31 20 6447011



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for the Shareholder:

 CompleTel LLC
 Attn. Mr James Dovey
 430 South Syracuse Way, Suite 355
 Englewood, Colorado 80111
 USA

  telephone: 00 1 303 7414788
  telefax:   00 1 303 7414823



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                                       8

ARTICLE X     GOVERNING LAW

The Agreement is subject to the laws of the Netherlands. Any disputes arising hereunder shall be brought before the competent court in Amsterdam.

The Agreement has been executed and signed in triplicate on the places and dates stated below.

The Manager                            :   ING Trust (Nederland) B.V.



                                            /s/ Paul C.E. van Witteveen
                                           ----------------------------------
                                           Authorized signatures
                                           By:

                                           Title:
                                           Place:Amsterdam
                                           Date:             1999


The Corporation                        :   CompleTel Europe N.V.



                                            /s/ Paul C.E. van Witteveen
                                           ----------------------------------
                                           Authorized signature(s)
                                           By:Managing Director
                                           ING Trust (Nederland) B.V.
                                           Title:
                                           Place:Amsterdam
                                           Date:             1999


The Shareholder                        :   CompleTel LLC



                                            /s/ James E. Dovey
                                           ----------------------------------
                                           Authorized signature(s)
                                           By:

                                           Title:
                                           Place:
                                           Date:             1998


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                                        1


                              LETTER OF UNDERTAKING


The undersigned, COMPLETEL LLC, with office address at 6300 South Syracuse Way, Suite 355, Colorado 80111 USA, hereinafter referred to as "the Guarantor",

WHEREAS the Guarantor is familiar with the terms and conditions, conceived in the Management Agreement (hereinafter referred to as "the Agreement"), pursuant to which ING TRUST (NEDERLAND) B.V. is prepared to act as managing director (hereinafter referred to as "the Manager") of COMPLETEL EUROPE N.V. as of date of appointment as mentioned in Article I of the Agreement (hereinafter referred to as "the Corporation"), a Corporation which will be organized and will be duly in existence under the laws of the Netherlands,

DOES HEREWITH UNDERTAKE

1. To pay the Manager a fee for its hours spent in connection with the formation of the Corporation and its appointment as Manager in conformity with the man-hour fee, stated in Article VI sub 1 and sub 2 of the Agreement;

2. To cover any financial obligation incurred by the Manager in connection with the conduct of business of the Corporation or for which the Manager could be held liable and does herewith declare himself (themselves severally and jointly) fully liable towards the Manager for all the Corporation owes or will owe the Manager on account of the Agreement and undertake therefore to pay immediately upon having been given notice by the Manager to the effect that the Corporation has failed to fulfil its obligations under the Agreement the amounts to be stated, and does furthermore undertake:

     (a) To hold the Manager free and harmless against any claim which may be made upon the Manager arising from or connected with the Manager's performance under the Agreement or arising from or connected with the act of any other Manager of the Corporation; furthermore the Guarantor will reimburse the Manager for any costs and expenses including lawyer's fees incurred by the Manager in connection with such claim, unless in the event of wilful misconduct or gross negligence committed by the Manager,

     (b) To refrain of making any claim upon the Manager arising from or connected with the Manager's performance under the Agreement or arising from or connected with acts of any other Manager of the Corporation, unless in the event of wilful misconduct or gross negligence committed by the Manager.

The above undertaking will remain valid in the event the shareholder of the Corporation should sell, pledge or otherwise transfer all or part of his interest in one or more of the shares in the Corporation until the Manager will have received a similar undertaking from the transferee, in a form and wording acceptable to the Manager.


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                                        2





For the purpose of this Undertaking the Manager includes any individual employee of the Manager put at the disposal of the Corporation. This undertaking is also active in case the Manager acts as agent of the Liquidator of the Corporation. This Undertaking also indemnifies ING Bank N.V. and/or its subsidiaries, providing Management services for the Corporation.


This Undertaking is subject to the laws of the Netherlands.


Executed at Denver, Colorado this 17th day of June 1999.
           ------------------



/s/ James E. Dovey


THE GUARANTOR